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                                                                    EXHIBIT 23.2

                 [LETTERHEAD OF H.J. GRUY AND ASSOCIATES, INC.]


                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated March 12, 1999, prepared for Kelley Oil & Gas Corporation in the Registration Statement on Form S-4 of Kelley Oil & Gas Corporation for the filing dated July 29, 1999.


                                        H.J. GRUY AND ASSOCIATES, INC.


                                        /s/ MARILYN WILSON
                                        Marilyn Wilson
                                        President and Chief Operating Officer

Houston, Texas
July 29, 1999